SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 11, 2003
                                                  --------------

             PENNROCK FINANCIAL SERVICES CORP.
             ----------------------------------
   (Exact name of registrant as specified in its charter)

       Pennsylvania               0-15040         23-2400021
    ------------------           ---------      --------------
 (State or other jurisdiction  (Commission     (IRS Employer
  of incorporation)             File Number)   Identification No.)


    1060 Main Street, Blue Ball, PA                 17506
-----------------------------------------        ----------
(Address of principal executive office)          (Zip Code)

Registrant's telephone number, including area code (717) 354-4541
                                                   --------------
                            N/A
 ---------------------------------------------------------
(Former name or former address, if changes since last report)

Item 5.  Other Events.
         -------------

The press release of PennRock Financial Services Corp. dated
March 11, 2003 announcing declaration of regular dividend for the first quarter of 2003.

Item 7.  Financial Statements and Exhibits.
       ----------------------------------

         (c)  Exhibits

      The following exhibits are filed herewith:

      Exhibit
       Number            Description            Page Number
     ----------   --------------------------   ------------
         99         Press Release dated              3
                    March 11, 2003 of
                    PennRock Financial
                    Services Corp.

                         SIGNATURE
                        -----------

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PENNROCK FINANCIAL SERVICES CORP.

                          By: /s/ George B. Crisp
                          ---------------------------------
                          George B. Crisp, Vice President
                          and Treasurer

Dated:  March 20, 2003

                         Exhibit 99

For Immediate Release - 3/20/03
Contact: Shannan B. Guthrie
Public Relations Manager
717/ 354-3612
sbguthrie@bbnb.com



        PENNROCK DECLARES FIRST CASH DIVIDEND FOR 2003

BLUE BALL, PA, March, 20, 2003. The Board of Directors of PennRock Financial Services Corp. (Nasdaq: PRFS), the parent company of Blue Ball National Bank, The National Advisory Group, Inc. and Pension Consulting Services Inc., on March 11, 2003, declared a cash dividend of $ .20 per share to all shareholders of record as of March 25, 2003 payable on April 8, 2003. Shareholders will receive
$ .20 for each share of PennRock stock owned as of the record date.

PennRock Financial Service Corp., headquartered in Blue Ball, PA is a bank holding company with over $1 billion in consolidated assets. PennRock is the parent company of Blue Ball National Bank, The National Advisory Group, Inc., and Pension Consulting Services, Inc. Blue Ball National Bank, a wholly owned subsidiary of PennRock, provides a broad range of banking, trust and other financial services to consumers, small businesses and corporations through 17 offices in south-central and southeastern Pennsylvania. The National Advisory Group and Pension Consulting Service offer asset management and corporate retirement plan administration services to clients in southeastern Pennsylvania, New Jersey and Delaware, and serve as an investment advisor for a family of mutual funds. For more information about PennRock visit www.pennrock.com.
                                 ###